Exhibit 99.1

Australian Oilseeds Holdings Limited Announces Receipt of Nasdaq Notification Regarding Filing Delinquency

Cootamundra New South Wales, June 10, 2025 (GLOBE NEWSWIRE) — Australian Oilseeds Holdings Limited (the “Company”) (NASDAQ: COOT), a manufacturer and seller of sustainable edible oils to customers globally, announced that it has received a letter from the Listing Qualifications staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it has not regained compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market. Nasdaq Listing Rule 5450(b)(1) requires listed companies to maintain stockholders’ equity of at least $10,000,000 (the “Stockholders’ Equity Requirement”).

As previously noted in the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2024, the Company received a letter on December 6, 2024 from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that it was not in compliance with the Stockholders’ Equity Requirement. The Company was granted a 180-day extension to regain compliance with the Stockholders’ Equity Requirement. Based on the review of the materials submitted on February 18, 2025 to Nasdaq by the Company, Nasdaq previously granted the Company’s request for an extension until May 30, 2025 to evidence compliance with this requirement. The letter from Nasdaq on June 4, 2025 further informed the Company that the Company’s securities would be delisted from Nasdaq unless the Company appeals the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to request a hearing before the Panel on or before 4:00 p.m. Eastern Time on June 11, 2025, which will automatically stay the suspension of trading in the Company’s securities pending the Panel’s decision, although no assurance can be provided that such an extension would be granted.

Today, the Company also applied to list its securities on The Nasdaq Capital Market.

About Australian Oilseeds Holdings Limited. Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (the “Company”) (NASDAQ: COOT) through its subsidiaries, including Australian Oilseeds Investments Pty Ltd., an Australian proprietary company, tis focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company’s cold pressing oil plant has grown to become the largest in Australia, pressing strictly GMO-free conventional and organic oilseeds.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, global economic conditions could in the future reduce demand for our products; we could in the future experience cybersecurity incidents; we may be unable to manage or sustain the level of growth that our business has experienced in prior periods; our financial resources may not be sufficient to maintain or improve our competitive position; we may be unable to attract new customers, or retain or sell additional products to existing customers; we may experience challenges successfully expanding our marketing and sales capabilities, including further specializing our sales force; customer growth could decelerate in the future; we may not achieve expected synergies and efficiencies of operations from recent acquisitions or business combinations, and we may not be able to pay off our convertible notes when due. Further information on potential factors that could affect our financial results is included in our most recent Annual Report on Form 10-K for June 30, 2024 and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

Contact

Australian Oilseeds Holdings Limited
126-142 Cowcumbla Street
Cootamundra New South Wales 2590
Attn: Amarjeet Singh, CFO
Email: amarjeet.s@energreennutrition.com.au

Investor Relations Contact

Reed Anderson

(646) 277-1260

reed.anderson@icrinc.com